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                                                             EXHIBIT 99.B2(a)(i)

                               OPERATING AGREEMENT

                       COLUMBIA MANAGEMENT MULTI-STRATEGY
                                 HEDGE FUND, LLC

The interests in Columbia Management Multi-Strategy Hedge Fund, LLC issued pursuant to this Operating Agreement have not been registered under the Securities Act of 1933, or under the securities or "Blue Sky" laws of any state or other jurisdiction, and may not be sold or transferred unless they are registered under the Securities Act of 1933, and any other applicable securities or "Blue Sky" laws, or unless an exemption from such registration is available. Such interests are subject to the restrictions on transfer set forth in this Agreement.

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                                TABLE OF CONTENTS

ARTICLE 1 - DEFINITIONS                                                                       1

ARTICLE 2 - GENERAL PROVISIONS                                                                1
     SECTION 2.1.    Formation of the Limited Liability Company                               1
     SECTION 2.2.    Fund Name                                                                1
     SECTION 2.3.    Purposes of the Fund                                                     1
     SECTION 2.4.    Fiscal Year                                                              1
     SECTION 2.5.    Ownership of Interests                                                   2
     SECTION 2.6.    Status of Interests and Limitation of Personal Liability                 2

ARTICLE 3 - MANAGEMENT OF THE FUND                                                            2
     SECTION 3.1.    Board of Directors                                                       2
     SECTION 3.2.    Reliance by Third Parties                                                6
     SECTION 3.3.    Advisory, Management and Distribution Contracts                          6
     SECTION 3.4.    Indemnification, etc.                                                    7
     SECTION 3.5.    Compensation and Limitation of Liability of Directors                    9

ARTICLE 4 - MEMBERS' RIGHTS, VOTING POWERS AND MEETINGS                                      10
     SECTION 4.1.    No Management or Control                                                10
     SECTION 4.2.    Voting Powers                                                           10
     SECTION 4.3.    Meetings                                                                10
     SECTION 4.4.    Quorum and Required Vote                                                11
     SECTION 4.5.    Action by Written Consent                                               11
     SECTION 4.6.    Record Dates                                                            11
     SECTION 4.7.    Investors' Rights to Records                                            12
     SECTION 4.8.    Additional Provisions                                                   12

ARTICLE 5 - ADMISSION OF INVESTORS; CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS; ALLOCATIONS     12
     SECTION 5.1.    Admission of Investors; Capital Contributions                           12
     SECTION 5.2.    Rights of Investors to Capital                                          13
     SECTION 5.3.    Capital Accounts                                                        13
     SECTION 5.4.    Allocation of Net Profit and Net Loss                                   14
     SECTION 5.5.    Incentive Allocation                                                    14
     SECTION 5.6.    Allocation of Special Items                                             15
     SECTION 5.7.    Tax Allocations                                                         15
     SECTION 5.8.    Reserves                                                                16
     SECTION 5.9.    Allocation of Organizational Expenses                                   16
     SECTION 5.10.   Distributions                                                           16

ARTICLE 6 - TRANSFERS AND REPURCHASES                                                        17
     SECTION 6.1.    Transfer of Interests of Investors                                      17
     SECTION 6.2.    Withdrawal and Expulsion of Investors                                   18

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
     SECTION 6.3.    Repurchase of Interests                                                 18
     SECTION 6.4.    Conversion to Open-End Management Investment Company                    20

ARTICLE 7 - TERM AND DISSOLUTION OF THE FUND                                                 20
     SECTION 7.1.    Term                                                                    20
     SECTION 7.2.    Events Not Causing Dissolution                                          20

ARTICLE 8 - LIQUIDATION OF THE FUND                                                          21

ARTICLE 9 - ACCOUNTING AND REPORTING PROVISIONS                                              21
     SECTION 9.1.    Books and Accounts                                                      21
     SECTION 9.2.    Tax Elections                                                           21
     SECTION 9.3.    Tax Matters Partner                                                     21
     SECTION 9.4.    Valuation of Assets                                                     22

ARTICLE 10 - MISCELLANEOUS PROVISIONS                                                        22
     SECTION 10.1.   Principal Place of Business; Registered Agent and Office                22
     SECTION 10.2.   Force Majeure                                                           22
     SECTION 10.3.   Applicable Law                                                          22
     SECTION 10.4.   Waivers                                                                 22
     SECTION 10.5.   Construction                                                            23
     SECTION 10.6.   Amendments                                                              23
     SECTION 10.7.   Execution                                                               23
     SECTION 10.8.   Binding Effect                                                          23
     SECTION 10.9.   Severability                                                            23
     SECTION 10.10.  Confidential Information                                                23
     SECTION 10.11.  Power of Attorney                                                       24

                                   APPENDIX A

     Definitions                                                                            A-1

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               COLUMBIA MANAGEMENT MULTI-STRATEGY HEDGE FUND, LLC

                               OPERATING AGREEMENT

     This Operating Agreement (as in effect from time to time, the "AGREEMENT") of Columbia Management Multi-Strategy Hedge Fund, LLC (the "FUND") is made and entered into by and among those persons and entities listed on the counterpart signature pages hereto as Investors.

                             ARTICLE 1 - DEFINITIONS

     For purposes of this Agreement, capitalized terms shall have the meanings set forth in APPENDIX A hereto.

                         ARTICLE 2 - GENERAL PROVISIONS

    SECTION 2.1.        FORMATION OF THE LIMITED LIABILITY COMPANY

     The Fund will be formed by the filing of its Certificate of Formation in the Office of the Secretary of State of the State of Delaware pursuant to the Delaware Act. This Agreement shall be effective as of the date of such filing. Raymond W. Bligh shall be deemed to be an authorized person of the Fund for the purpose of filing the Certificate of Formation. The Board of Directors shall have the authority to amend, correct and/or restate the Certificate of Formation from time to time as determined in its sole discretion or as required by vote of the Investors and to execute and file any other instruments, documents or certificates in any other jurisdiction deemed necessary or appropriate by the Fund or its counsel to effectuate, implement or continue the valid existence and business of the Fund.

    SECTION 2.2.        FUND NAME

     The name of the Fund shall be "Columbia Management Multi-Strategy Hedge Fund, LLC" or such other name as the Board of Directors shall designate. All business of the Fund shall be conducted under the Fund name.

    SECTION 2.3.        PURPOSES OF THE FUND

     The principal purposes of the Fund are as follows: to acquire, hold, sell and generally deal or invest in Securities; to exercise all rights, powers, privileges and other incidents of ownership or possession with respect to Securities held or owned by the Fund from time to time; and to engage in any business related thereto or useful in connection therewith.

    SECTION 2.4.        FISCAL YEAR

     The fiscal year of the Fund (the "FISCAL YEAR") shall be the period commencing on the Closing Date and ending on the first March 31st following the closing, and thereafter each period commencing on April 1 of each year and ending on the earlier of (i) March 31 of such year and (ii) the termination of the Fund.

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    SECTION 2.5.        OWNERSHIP OF INTERESTS

     The ownership of Interests shall be recorded on the books of the Fund or a transfer or similar agent for the Fund. No certificates certifying the ownership of Interests shall be issued except as the Board of Directors may otherwise determine from time to time.

    SECTION 2.6.        STATUS OF INTERESTS AND LIMITATION OF PERSONAL LIABILITY

     Interests shall be deemed to be personal property giving only the rights provided in this instrument. Ownership of Interests shall not entitle the Investors to any title in or to the whole or any part of Fund property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Interests constitute the Investors partners of each other. Neither the Fund nor the Board of Directors, nor any officer, employee or agent of the Fund, shall have any power to bind personally any Investor, nor, except as specifically provided herein, to call upon any Investor for the payment of any sum of money or assessment whatsoever other than such as the Investor may at any time personally agree to pay.

                       ARTICLE 3 - MANAGEMENT OF THE FUND

    SECTION 3.1.        BOARD OF DIRECTORS

     (a) The management and operation of the Fund and its business and affairs shall be, and hereby is, vested solely in a board of managers (the "BOARD OF DIRECTORS"), and the Persons constituting the Board of Directors shall be the "managers" of the Company for all purposes of the Delaware Act (each, a "DIRECTOR," and collectively, the "DIRECTORS"), and in no event shall any Investor as such have any role in the management of the Fund's affairs. Subject to any voting powers of one or more classes of Interests as set forth in this Operating Agreement or in the Bylaws or by resolution of the Board of Directors, the Board of Directors shall be governed as set forth in this Section 3.1. The number of Directors shall be fixed by the Board of Directors, provided that subsequent to the Closing Date, there shall be not less than three Directors. Any vacancies occurring in the Board of Directors may be filled by the Board of Directors if, immediately after filling any such vacancy, at least two-thirds of the Directors then holding office shall have been elected to such office by the Investors (exclusive of the Special Members). In the event that at any time less than a majority of the Directors then holding office were elected to such office by the Investors, the Board of Directors shall call a meeting of Investors in accordance with the provisions of Section 4.3 for the purpose of electing Directors. Each Director elected by the Investors or by the Board of Directors shall serve until the next meeting of Investors called for the purpose of electing Directors and until the election and qualification of his or her successor or until he or she sooner dies, resigns or is removed. The initial Directors, each of whom shall serve until the first meeting of Investors at which Directors are elected and until his or her successor is elected or qualified, or until he or she sooner dies, resigns or is removed, shall be Joseph Palombo and such other persons as the Director or Directors then in office shall, prior to the Closing Date, appoint. By vote of a majority of the Directors then in office, the Board of Directors may remove a Director with or without cause. At any meeting of Investors called for the purpose, a Director may be removed, with or without cause, by vote of the Investors (other than the Special Members) representing in the aggregate at least two-thirds of the combined Capital Account balances of all the Investors (other than the Special Members).

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Any Director may resign at any time by written instrument signed by him or her and delivered to any officer of the Fund or to a meeting of the Board of Directors. Such resignation shall be effective upon receipt unless specified to be effective at some other time. Except to the extent expressly provided in a written agreement with the Fund, no Director resigning and no Director removed shall have any right to any compensation for any period following his resignation or removal, or any right to damages on account of such removal.

     (b) Subject to the provisions of this Agreement, the business of the Fund shall be managed by the Board of Directors, and it shall have all powers necessary or convenient to carry out that responsibility including the power to engage in Securities transactions of all kinds on behalf of the Fund. Without limiting the foregoing, the Board of Directors may adopt Bylaws not inconsistent with this Agreement providing for the regulation and management of the affairs of the Fund and may amend and repeal them to the extent that such Bylaws do not reserve that right to the Investors; they may, subject to Section 3.1(a), remove from their number with or without cause; they may, subject to Section 3.1(a), fill vacancies in their number (including any vacancies created by an increase in the number of Directors and any vacancies created by the removal of a Director); they may elect and remove such officers and appoint and terminate such agents as they consider appropriate; they may appoint from their own number and terminate one or more committees consisting of two or more Directors which may exercise the powers and authority of the Board of Directors to the extent that the Directors determine; they may employ one or more custodians of the assets of the Fund and may authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of Securities or with a Federal Reserve Bank; they may retain a transfer agent or a shareholder servicing agent, or both; they may provide for the distribution of Interests by the Fund, through one or more principal underwriters or otherwise; they may set record dates for the determination of the eligibility of Investors to vote with respect to various matters; and in general they may delegate such authority as they consider desirable to any officer of the Fund, to any committee of the Board of Directors and to any agent or employee of the Fund or to any such custodian or underwriter.

     Without limiting the foregoing, the Board of Directors shall have power and authority:

          (i).     To invest and reinvest cash, and to hold cash uninvested;

          (ii). To sell, exchange, lend, pledge, mortgage, hypothecate, lease or write options with respect to or otherwise deal in any property rights relating to any or all of the assets of the Fund;

          (iii). To vote or give assent, or exercise any rights of ownership, with respect to stock or other Securities or property; and to execute and deliver proxies or powers of attorney to such person or persons as the Board of Directors shall deem proper, granting to such person or persons such power and discretion with relation to Securities or property as the Board of Directors shall deem proper;

          (iv). To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of Securities;

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          (v).     To hold any Security or property in a form not indicating any ownership by the Fund, whether in bearer, unregistered or other negotiable form, or in their own name or in the name of a custodian or subcustodian or a nominee or nominees or otherwise;

          (vi). To allocate assets, liabilities and expenses of the Fund among the Capital Accounts of the Investors;

          (vii). To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer of any Security which is held by the Fund; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer; and to pay calls or subscriptions with respect to any Security held by the Fund;

          (viii). To join with other Security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any Security with, or transfer any Security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any Security (whether or not so deposited or transferred) as the Board of Directors shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Board of Directors shall deem proper;

          (ix). To pay, extend, renew, modify, adjust, submit to arbitration, prosecute, defend or compromise, upon such terms as it may determine and upon such evidence as it may deem sufficient, any debt, obligation, suit, liability, cause of action or claim, including taxes, either in favor of or against the Fund;

          (x). To enter into, form, own, invest in and acquire shares of or interests in joint ventures, general or limited partnerships and any other combinations or associations;

          (xi).    To borrow funds or other property;

          (xii). To endorse or guarantee the payment of any notes or other obligations of any person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof;

          (xiii). To purchase and pay for entirely out of Fund property such insurance as the Board of Directors may deem necessary or appropriate for the conduct of the Fund's business, including without limitation insurance policies insuring the assets of the Fund and payment of distributions and principal on its portfolio investments, and insurance policies insuring the Investors, Directors, officers, employees, agents, Advisers or Subadvisers, principal underwriters or independent contractors of the Fund individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person as Director, officer, employee, agent, Adviser or Subadviser, principal underwriter or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Fund would have the power to indemnify such person against liability;

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          (xiv).   To pay pensions as deemed appropriate by the Board of
     Directors and to adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Directors, officers, employees and agents of the Fund;

          (xv). To enter into forward commitments, futures contracts and swap contracts and to buy and sell options on futures contracts or swap contracts and to buy and or to enter into transactions with respect to any other Securities or derivative instruments;

          (xvi). To make such filings under the Delaware Act as may be necessary or desirable to give effect to the provisions of this Agreement or any amendments thereto;

          (xvii). To exercise such further rights and powers incidental or related to any or all of the foregoing or as may be necessary or desirable in connection with the conduct of the Fund's business and to carry out its purposes, except as and to the extent expressly limited or prohibited by this Agreement; and

          (xviii). To engage in any other lawful act or activity in which limited liability companies organized under the Delaware Act may engage.

     The Board of Directors shall not in any way be bound or limited by any present or future law or custom in regard to investments by fiduciaries. The Board of Directors shall not be required to obtain any court order to deal with any assets of the Fund or take any other action hereunder.

     Except as otherwise provided herein, by law or from time to time in the Bylaws, any action to be taken by the Board of Directors may be taken by a majority of the Directors present at a meeting of the Board of Directors (a quorum being present), within or without Delaware, including any meeting held by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting, or by written consents of a majority of the Directors then in office.

     (c) The Board of Directors may cause title to all or any portion of the assets of the Fund, including, without limiting the generality of the foregoing, title to all or any portion of any Securities, to be held in the name of a nominee or trustee, in street name or in such other manner as the Board of Directors may, from time to time, deem advisable. The Board of Directors may hold any assets of the Fund in bearer form and deposit any Securities or other property with a custodian or in a depository, clearing corporation or similar corporation, either domestic or foreign, including with or in the Adviser or any Affiliate thereof, and may deposit or invest any cash or other assets in one or more money market mutual funds or other accounts of any Person.

     (d) Without limiting the generality of the other powers and authority granted to the Board of Directors hereunder, the Board of Directors is authorized to (i) pay out of the assets of the Fund all Fund Expenses and (ii) reimburse out of the assets of the Fund any Person providing services to the Fund for the payment of any Fund Expenses.

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     (e)  The Board of Directors shall have the authority in its sole discretion to establish and maintain such cash or cash equivalent reserves as it deems appropriate in connection with the business of the Fund, including without limitation reserves for fees and expenses, working capital purposes and potential claims, if any.

    SECTION 3.2.        RELIANCE BY THIRD PARTIES

     Notwithstanding any other provision of this Agreement, any contract, instrument or act of the Board of Directors on behalf of the Fund shall be conclusive evidence in favor of any third party dealing with the Fund that the Board of Directors has the authority, power and right to execute and deliver such contract or instrument and to take such act on behalf of the Fund.

    SECTION 3.3.        ADVISORY, MANAGEMENT AND DISTRIBUTION CONTRACTS

     Subject to such requirements and restrictions as may be set forth in the Bylaws, the Board of Directors may, at any time and from time to time, contract for exclusive or nonexclusive advisory and/or management services for the Fund with Columbia Management Company, an Oregon corporation ("COLUMBIA MANAGEMENT"), or any other partnership, corporation, trust, association or other organization to serve as Adviser; and any such contract may contain such other terms as the Board of Directors may determine, including without limitation, authority for the Adviser (i) to determine from time to time without prior consultation with the Board of Directors what investments shall be purchased, held, sold or exchanged and what portion, if any, of the assets of the Fund shall be held uninvested and to make changes in the Fund's investments and (ii) to delegate all or any part of its authority thereunder to one or more Subadvisers. The Board of Directors may also, at any time and from time to time, contract with the Adviser or any other partnership, corporation, trust, association, limited liability company or other organization, appointing it exclusive or nonexclusive distributor, principal underwriter or placement agent for the Interests, every such contract to comply with such requirements and restrictions, if any, as may be set forth in the Bylaws; and any such contract may contain such other terms as the Board of Directors may determine.

     The fact that:

          any of the Investors, Directors or officers of the Fund is a shareholder, director, officer, partner, trustee, employee, member, manager, advisor, subadvisor, principal underwriter, placement agent, distributor or Affiliate or agent of or for any partnership, corporation, trust, association, limited liability company or other organization, or of or for any parent or affiliate of any organization, with which an advisory, subadvisory or management contract, or principal underwriter's or distributor's contract, or placement agreement or transfer, shareholder servicing or other agency contract may have been or may hereafter be made, or that any such organization, or any parent or Affiliate thereof, is an Investor of or has an interest in the Fund, or that any partnership, corporation, trust, association, limited liability company or other organization with which an advisory, subadvisory or management contract, or principal underwriter's or distributor's contract, or placement agreement or

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          transfer, shareholder servicing or other agency contract (or any
          Affiliate thereof) may have been or may hereafter be made also has an advisory, subadvisory or management contract, or principal underwriter's or distributor's contract, placement agreement or transfer, shareholder servicing or other agency contract with one or more other corporations, trusts, associations, limited liability companies or other organizations, or has other business or interests, shall not affect the validity of any such contract or disqualify any Investor, Director or officer of the Fund from voting upon or executing the same or create any liability or accountability to the Fund or its Investors.

    SECTION 3.4.        INDEMNIFICATION, etc.

     (a) Subject to the provisions of Section 3.5(b) hereof, the Fund shall indemnify each of its Directors and officers (including its Directors or officers who serve at the Fund's request as directors, officers, members, partners or trustees of another organization in which the Fund has any interest as a shareholder, creditor or otherwise) (hereinafter referred to as a "COVERED PERSON") against all liabilities and expenses, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by any Covered Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such Covered Person may be or may have been threatened, while in office or thereafter, by reason of being or having been such a Covered Person except with respect to any matter as to which such Covered Person shall have been finally adjudicated in any such action, suit or other proceeding to be liable to the Fund or its Investors by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office. Expenses, including reasonable counsel fees so incurred by any such Covered Person (but excluding amounts paid in satisfaction of judgments, in compromise or as fines or penalties), shall be paid from time to time by the Fund in advance of the final disposition of any such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Covered Person to repay amounts so paid to the Fund if it is ultimately determined that indemnification of such expenses is not authorized under this Section 3.4, provided, however, that either (a) such Covered Person shall have provided appropriate security for such undertaking,
(b) the Fund shall be insured against losses arising from any such advance payments or (c) either a majority of the disinterested Directors acting on the matter (provided that a majority of the disinterested Directors then in office act on the matter), or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a full trial type inquiry) that there is reason to believe that such Covered Person will be found entitled to indemnification under this Article.

     (b) As to any matter disposed of (whether by a compromise payment, pursuant to a consent decree or otherwise) without an adjudication by a court, or by any other body before which the proceeding was brought, that such Covered Person is liable to the Fund or its Investors by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office, indemnification shall be provided if (a) approved, after notice that it involves such indemnification, by at least a majority of the disinterested

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Directors acting on the matter (provided that a majority of the disinterested
Directors then in office act on the matter) upon a determination, based upon a review of readily available facts (as opposed to a full trial type inquiry) that such Covered Person is not liable to the Fund or its Investors by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office or (b) there has been obtained an opinion in writing of independent legal counsel, based upon a review of readily available facts (as opposed to a full trial type inquiry) that such Covered Person is not liable to the Fund or its Investors by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office. Any approval pursuant to this
Section 3.4 shall not prevent the recovery from any Covered Person of any amount paid to such Covered Person in accordance with this Section as indemnification if such Covered Person is subsequently adjudicated by a court of competent jurisdiction to have been liable to the Fund or its Investors by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office.

     (c) The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which such Covered Person may be entitled. As used in this Section 3.4, the term "Covered Person" shall include such person's heirs, executors and administrators and a "disinterested Director" is a Director who is not an "interested person" of the Fund as defined in Section 2(a)(19) of the 1940 Act (or who has been exempted from being an "interested person" by any rule, regulation or order of the Commission), and against whom none of such actions, suits or other proceedings or another action, suit or other proceeding on the same or similar grounds is then or has been pending. Nothing contained in this Article shall affect any rights to indemnification to which personnel of the Fund, other than Directors or officers, and other persons may be entitled by contract or otherwise under law, nor the power of the Fund to purchase and maintain liability insurance on behalf of any such person; provided, however, that the Fund shall not purchase or maintain any such liability insurance in contravention of applicable law, including without limitation the 1940 Act. For purposes of the determination or opinion referred to in clauses (a) and (b) of this Section 3.4, the majority of disinterested Directors acting on the matter or independent legal counsel, as the case may be, shall be entitled to rely upon a rebuttable presumption that the Covered Person has not engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office.

     (d) In case any Investor or former Investor shall be held to be personally liable solely by reason of his or her being or having been an Investor and not because of his or her acts or omissions or for some other reason, the Investor or former Investor (or his or her heirs, executors, administrators or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled to be held harmless from and indemnified out of the assets of the Fund against all loss and expense arising from such liability.

     (e) All persons extending credit to, contracting with or having any claim against the Fund shall look only to the assets of the Fund for payment under such credit, contract or claim; and neither the Investors nor the Directors, nor any of the Fund's officers, employees or agents, whether past, present or future, shall be personally liable therefor. Nothing in this Agreement shall protect any Director against any liability to which such Director would otherwise be subject

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by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Director.

     Every note, bond, contract, instrument, certificate or undertaking made or issued on behalf of the Fund by the Board of Directors, by any officers or officer or otherwise shall give notice that this Agreement is on file at the offices of the Fund and shall recite that the same was executed or made by or on behalf of the Fund or by them as Director or Directors or as officer or officers or otherwise and not individually and that the obligations of such instrument are not binding upon any of them or the Investors individually but are binding only upon the assets and property of the Fund for the benefit of which the Board of Directors have caused the note, bond, contract, instrument, certificate or undertaking to be made or issued, and may contain such further recital as he or they may deem appropriate, but the omission of any such recital shall not operate to bind any Director or Directors or officer or officers or Investors or any other person individually; PROVIDED, HOWEVER, that such a recital shall not be required if it is not necessary to achieve the purpose of protecting the Board of Directors and Investors from any personal liability arising out of obligations of the Fund.

     (f) The exercise by the Board of Directors of its powers and discretions hereunder shall be binding upon everyone interested.

     (g) No person dealing with the Board of Directors shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Board of Directors or to see to the application of any payments made or property transferred to the Fund or upon its order.

    SECTION 3.5.        COMPENSATION AND LIMITATION OF LIABILITY OF DIRECTORS

     (a) The Directors as such shall be entitled to reasonable compensation from the Fund; they may fix the amount of their compensation. Nothing herein shall in any way prevent the employment of any Director for advisory, management, legal, accounting, investment banking or other services and payment of the same by the Fund.

     (b)  (i).     A Director shall be liable for his or her own willful
misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Director, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law. The Board of Directors may (but shall not be required to) take advice of counsel or other experts with respect to the meaning and operation of this Agreement, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice, but nothing herein contained shall protect any Director against any liability to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office. The Board of Directors shall not be required to give any bond as such, nor any surety if a bond is required.

          (ii). The Directors shall not be responsible or liable in any event for any neglect or wrong-doing of any officer, agent, employee, Adviser, Subadviser or principal underwriter of the Fund, nor shall any Director be responsible for the act or omission of any other Director, but nothing herein contained shall protect any Director against any liability to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

          (iii). Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever issued, executed or done by or on behalf of the Fund or the Directors or any of them in connection with the Fund shall be conclusively deemed to have been issued, executed or done only in or with respect to their, his or her capacity as Directors or Director, and such Directors or Director shall not be personally liable thereon.

             ARTICLE 4 - MEMBERS' RIGHTS, VOTING POWERS AND MEETINGS

    SECTION 4.1.        NO MANAGEMENT OR CONTROL

     Except as expressly provided in this Agreement, no Investor (other than a Special Member) as such shall take part in or interfere in any manner with the management of the business and affairs of the Fund or have any right or authority to act for or bind the Fund.

    SECTION 4.2.        VOTING POWERS

     Subject to any voting powers of one or more classes of Interests as set forth elsewhere in this Operating Agreement or in the Bylaws or by resolution of the Board of Directors, the Investors shall have the voting powers set forth in this Section 4.2. The Investors (other than the Special Members, none of whom shall be eligible to vote on any matter hereunder) shall have power to vote only
(i) for the election of Directors as provided in Section 3.1, (ii) with respect to any amendment of this Agreement to the extent and as provided in Section 10.6, (iii) with respect to a conversion of the Fund to an open-end management investment company pursuant to the provisions of Section 6.4 and (iv) with respect to such additional matters relating to the Fund as may be required by this Agreement, the Bylaws, applicable law or any registration of the Fund with the Commission or any state, or as the Board of Directors may consider necessary or desirable. With respect to any matter, the Investors shall vote in proportion to their Capital Account balances as of the record date applicable to the consideration of such matter and shall vote together. There shall be no cumulative voting in the election of Directors. The Investors may vote in person or by proxy.

    SECTION 4.3.        MEETINGS

     Meetings of the Investors may be called by the Board of Directors for the purpose of electing Directors as provided in Section 3.1 and for such other purposes as may be prescribed by law, by this Agreement or by the Bylaws. Meetings of the Investors may also be called by the Board of Directors from time to time for the purpose of taking action upon any other matter deemed by the Directors to be necessary or desirable. A meeting of Investors may be held at any place designated by the Board of Directors. Written notice of any meeting of Investors, stating the time and place of the meeting, shall be given or caused to be given by the Board of Directors to each Investor at least seven days before such meeting by mailing such notice, postage prepaid, to the address an Investor has most recently furnished to the Fund or its agent or by transmitting such notice by facsimile or other electronic means, to the telephone or facsimile number or e-mail or other electronic address an Investor has most recently furnished to the Fund or its agent. Whenever notice of a meeting is required to be given to an Investor under this Agreement or the Bylaws, a written waiver thereof, executed before or after the meeting by such Investor or his, her or its attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice.

    SECTION 4.4.        QUORUM AND REQUIRED VOTE

     Subject to any voting powers of one or more classes of Interests as set forth elsewhere in this Operating Agreement or in the Bylaws or by resolution of the Board of Directors, the provisions set forth in this Section 4.2 shall apply to meetings and votes of Investors. Except when a larger quorum is required by law, by the Bylaws or by this Agreement, Investors with Capital Account balances representing in aggregate thirty per centum (30%) of the aggregate Capital Account balances of all Investors (exclusive of any Special Member) and who are entitled to vote shall constitute a quorum at a meeting of Investors. Any meeting of Investors may be adjourned from time to time by the vote of Investors whose Capital Account balances in the aggregate represent more than one-half of the aggregate Capital Account balances of all Investors present at such meeting in person or by proxy and who are entitled to vote and have voted with respect to such adjournment, whether or not a quorum is present, and the meeting may be held as adjourned within a reasonable time after the date set for the original meeting without further notice. When a quorum is present at any meeting, the vote of Investors whose Capital Account balances in the aggregate represent more than one-half of the aggregate Capital Account balances of all Investors present at such meeting in person or by proxy and who are entitled to vote shall decide any questions and the vote of a plurality (measured by Capital Account balances of Investors, exclusive of Capital Accounts of any Special Member) shall elect a Director, except when a larger vote is required by any provision of this Agreement or the Bylaws or by law.

    SECTION 4.5.        ACTION BY WRITTEN CONSENT

     Any action taken by Investors may be taken without a meeting if Investors whose Capital Account balances in the aggregate represent more than one-half of the total Capital Account balances of all Investors (exclusive of any Special Members) entitled to vote on the matter (or such larger proportion thereof as shall be required by any express provision of this Agreement or by the Bylaws) consent to the action in writing and such written consents are filed with the records of the meetings of Investors. Such action by written consent shall be treated for all purposes as a vote taken at a meeting of Investors.

    SECTION 4.6.        RECORD DATES

     For the purpose of determining the Investors who are entitled to vote or act at any meeting or any adjournment thereof, the Board of Directors may from time to time fix a time as the record date for determining the Investors having the right to notice of and to vote at such a meeting and any adjournment thereof, and in such case only Investors of record on such record date shall have such right, notwithstanding any transfer of Interests on the books of the Fund after the record date. For the purpose of determining the Investors who are entitled to receive payment of any distribution, the Board of Directors may from time to time fix a date, which shall be before the date for the payment of such distribution, as the record date for determining the Investors having the right to receive such distribution. Without fixing a record date the Board of Directors may for voting and/or distribution purposes close the register or transfer books for all or any part of the period between a record date and a meeting of Investors or the payment of a distribution.

    SECTION 4.7.        INVESTORS' RIGHTS TO RECORDS

     Any documents which an Investor may have a right to obtain pursuant to the Delaware Act, the 1940 Act or otherwise shall be furnished at the Fund's principal office only after the Investor gives 30 days' prior written notice of its intent to obtain such records, and further subject to such rules and procedures (including with respect to payment of associated expenses, to the extent permitted by law) as the Board of Directors may establish, which may include rules and procedures established after the date of such request.

    SECTION 4.8.        ADDITIONAL PROVISIONS

     The Bylaws may include further provisions for Investors' votes and meetings and related matters.

     To the extent that any Seed Members' Interest represents a "senior security" that is a stock within the meaning of the 1940 Act, provision is hereby made, pursuant to Section 18(a)(2) of the 1940 Act: (i) to prohibit the declaration of any dividend or the declaration of any other distribution upon any Interests, or the purchase of any Interest by the Fund, unless in every such case the Seed Members' Interests have at the time of the declaration of such dividend or distribution or at the time of any such purchase an asset coverage (as defined in Section 18(h) of the 1940 Act) of at least 200 per centum after deducting the amount of such dividend, distribution or purchase price, as the case may be; (ii) to entitle the Seed Members, voting as a class, to elect at least two directors at all times, and, subject to the prior rights, if any, of the holders of any other class of senior securities (within the meaning of the 1940 Act) outstanding, to elect a majority of the directors if at any time dividends on the Seed Members' Interests shall be unpaid in an amount equal to two full years' dividends on such securities, and to continue to be so represented until all dividends in arrears shall have been paid or otherwise provided for; (iii) to require approval by the vote of a majority of the Seed Members (voting in accordance with their Capital Account balances), voting as a class, of any plan of reorganization adversely affecting such Seed Members' Interests or of any action requiring a vote of security holders as in Section 13(a) of the 1940 Act provided; and (iv) to give the Seed Members' Interests complete priority over any other class of Interests as to distribution of assets and payment of dividends, which dividends shall be cumulative.

  ARTICLE 5 - ADMISSION OF INVESTORS; CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS;
                                   ALLOCATIONS

    SECTION 5.1.        ADMISSION OF INVESTORS; CAPITAL CONTRIBUTIONS

     The Board of Directors (or its designated agent) may admit Investors to the Fund from time to time upon the completion by a prospective Investor, and the acceptance of the same by the Board of Directors (or its designated agent), of a Subscription Agreement in a form specified by the Board of Directors (or its designated agent) from time to time. Each such Subscription Agreement shall specify the Capital Contribution to be made by such prospective Investor and shall contain representations and warranties by the prospective Investor as to such prospective Investor's eligibility to purchase an Interest. The Board of Directors (or its designated agent) may adopt procedures from time to time governing the remittance by prospective Investors of Capital Contributions and the receipt and handling of the same by the Fund. The Board of Directors (or its designated agent) may set maximum and minimum amounts from time to time (as well as incremental limits) applicable to each Capital Contribution. Notwithstanding the foregoing, the Board of Directors may admit each of the Adviser and the Subadviser to the Fund as a Special Member without requiring that such Special Member complete a Subscription Agreement (provided that such Special Member provides the Board of Directors with such information as shall satisfy the Board of Directors that such Special Member is eligible to be admitted to the Fund as an Investor) or that such Special Member make any Capital Contribution.

     The Board of Directors (or its designated agent) may also from time to time accept additional Capital Contributions from existing Investors, and may adopt procedures relating to the remittance by Investors and receipt and handling of the same by the Fund (which procedures may include the completion by each such Investor of a Subscription Agreement, but shall at least require each such Investor to renew or otherwise make representations and warranties as to such Investor's continued eligibility to purchase Interests). The Board of Directors (or its designated agent) may from time to time set maximum and minimum amounts (as well as incremental limits) applicable to each such additional Capital Contribution.

     The Board of Directors (or its designated agent) shall be authorized in its discretion not to accept a Capital Contribution from any Investor or prospective Investor for any reason.

    SECTION 5.2.        RIGHTS OF INVESTORS TO CAPITAL

     No Investor shall be entitled to interest on any contribution to the capital of the Fund, nor shall any Investor be entitled to the return of any capital of the Fund except (i) upon the repurchase by the Fund of part or all of such Investor's Interest pursuant to Section 6.3 hereof, (ii) pursuant to the provisions of Sections 5.8 or 5.10 or (iii) upon the liquidation of the Fund's assets pursuant to Article 8. No Investor shall have the right to require partition of the Fund's property or to compel any sale or appraisal of the Fund's assets.

    SECTION 5.3.        CAPITAL ACCOUNTS

     (a) A separate Capital Account shall be maintained for each Investor. The opening balance of an Investor's Capital Account shall equal the initial Capital Contribution of such Investor. Thereafter, the Capital Account shall be adjusted as follows:

          (i). increased by the amount of any additional Capital Contribution made by such Investor to the Fund pursuant to Section 5.1;

          (ii). increased or decreased, as the case may be, by the amounts allocated to such Capital Account pursuant to Sections 5.4, 5.8 or 5.9;

          (iii). decreased by the amount of any Incentive Allocation reallocated to each Special Member from such Capital Account pursuant to
     Section 5.5;

          (iv). decreased by the sum of the amount of any repurchase of the Interest, or portion thereof, of such Investor and the amount of any cash and the fair market value of any property distributed to such Investor pursuant to Sections 5.10 or 6.3 (but not reinvested) or Article 8;

          (v). decreased for withholding taxes (or other special items not chargeable ratably to all Investors) pursuant to Section 5.6.

     (b) The Fund shall maintain a "SPECIAL ADVISORY ACCOUNT" for any Special Member (for so long as such Special Member is an Investor) solely for purposes of receiving the Incentive Allocation pursuant to Section 5.5 hereof. Each Special Advisory Account shall have an initial balance of zero and shall be adjusted in accordance with the provisions of Section 5.5, 5.6 and Section 5.10.

     (c) If all or a portion of an Interest is Transferred in accordance with the terms of this Agreement, the Transferee shall succeed to the Capital Account of the Transferor to the extent it relates to the Transferred Interest.

    SECTION 5.4.        ALLOCATION OF NET PROFIT AND NET LOSS

     As of the last day of each Fiscal Period, any Net Profit or Net Loss for the Fiscal Period shall be allocated among the Capital Accounts (other than the Special Advisory Accounts) of all Investors, in proportion to their respective opening Capital Account balances for such Fiscal Period (after taking into account any Capital Contributions as of the first day of such Fiscal Period).

    SECTION 5.5.        INCENTIVE ALLOCATION

     (a) As of the last day of the Incentive Period, after giving effect to allocations pursuant to Sections 5.4, 5.8 and 5.9 for the period, but before giving effect to any distributions pursuant to Section 5.10, repurchases of Interests by the Fund pursuant to Section 6.3, or debits to such Investor's Capital Account to reflect any items not chargeable ratably to all Investors pursuant to Section 5.6, the Incentive Allocation will be charged to each Investor's Capital Account (other than that of any Special Member) and paid to the Adviser and Subadviser and/or credited to the relevant Special Advisory Account pursuant to the terms of the advisory agreement between the Fund and the Adviser and the subadvisory agreement between the Fund, the Adviser and the Subadviser, each as in effect from time to time.

     (b) The "INCENTIVE ALLOCATION" with respect to any Investor Interest, other than any Special Member Interest, for an Incentive Period equals ten percent (10%) of the excess, if any, of (i) Net Profits (less Net Losses) allocated to such Investor's Capital Account for such Incentive Period over (ii) the greater of (A) the Investor's Hurdle Rate Amount for that Incentive Period, and (B) the Investor's Loss Carryforward as of the end of the prior Incentive Period.

     (c) An Investor's "LOSS CARRYFORWARD" for the initial Incentive Period shall be zero and for each Incentive Period thereafter shall equal such Investor's Loss Carryforward for the prior Incentive Period, increased or decreased (but not below zero) by the positive or negative difference, as the case may be, between the Net Loss over the Net Profit allocated to such Investor for the current Incentive Period.

     (d) For purposes of maintaining Capital Account balances and allocations, in the case of a repurchase of only a portion of an Interest other than on the last business day of the calendar year, the Investor shall be treated as having two independent Interests in the Fund, one of which is being repurchased in its entirety and the Incentive Period with respect to which terminates on the repurchase date. In the case of a distribution to a Seed Member other than on the last business day of the calendar year, the distributed portion of the Seed Member's Capital Account will be treated as an independent Interest which is being distributed in its entirety to the Seed Member and the Incentive Period with respect to which terminates on the distribution date. Net Profit and Net Loss allocated to the Investor and all Capital Contributions made by the Investor during the Incentive Period prior to such repurchase or distribution, and the Investor's opening Capital Account balance and Loss Carryforward as of the beginning of such Incentive Period, shall be allocated between the two Interests based on the Investor's Allocation Ratio.

    SECTION 5.6.        ALLOCATION OF SPECIAL ITEMS

     (a) Withholding taxes or other tax obligations incurred by the Fund that are attributable to any Investor will be debited against the Capital Account of that Investor as of the close of the Fiscal Period during which the Fund paid those obligations, thereby reducing the amount distributable to the Investor. If the amount of those taxes is greater than the distributable amounts, then the Investor or any successor to such Investor's Interest will be required to pay upon demand to the Fund, as a contribution to the capital of the Fund, the amount of the excess.

     (b) Except as otherwise provided for in this Agreement and unless prohibited by the 1940 Act, any expenditures payable by the Fund, to the extent determined by the Board of Directors (or its designated agent) to have been paid or withheld on behalf of, or by reason of particular circumstances applicable to, one or more but fewer than all of the Investors, shall be charged to only those Investors on whose behalf such payments are made or whose particular circumstances gave rise to such payments. Such charges shall be debited from the Capital Accounts of such Investors as of the close of the Fiscal Period during which any such items were paid or accrued by the Fund.

    SECTION 5.7.        TAX ALLOCATIONS

     The income, gains, losses, deductions and credits of the Fund shall be allocated for federal, state and local income tax purposes among the Investors so as to reflect, in the judgment of the Adviser, the Interests of the Investors in the Fund set forth in this Agreement. The Adviser, in consultation with the Fund's tax advisor, is authorized: (a) to select such tax allocation methods as may in the Adviser's judgment be appropriate to satisfy the requirements of section 704(c) of the Code regarding allocations of gain, income and loss for federal income tax purposes, including without limitation an "aggregate approach" involving "partial netting" or "full netting" with respect to reverse section 704(c) allocations to the extent permitted by

Treasury Regulations Section 1.704-3; (b) to interpret and apply the allocation provisions hereof as providing for a "qualified income offset," "minimum gain chargeback" and such other allocation principles as may be required under section 704 of the Code and applicable regulations (provided that if such principles are applied in making allocations hereunder, subsequent allocations shall be made so as to reverse, to the extent possible in the Adviser's judgment, the effect of the application of such principles); (c) to make special allocations of gain, income or loss to Investors all or part of whose Interests have been repurchased by the Fund; (d) to make special allocations of income in respect of Incentive Allocations; (e) to determine the allocation of specific items of income or loss on a gross rather than net basis; (f) to determine the allocation of specific items of income, gain, loss, deduction and credit of the Fund; and (g) to vary any and all of the foregoing allocation provisions to the extent necessary in the judgment of the Adviser to comply with section 704 of the Code and applicable regulations. The Adviser shall have the power and authority to make all accounting, tax and financial reporting determinations and decisions with respect to the Fund. The Investors are aware of the potential income tax consequences of the allocations made by this Section 5.7 and hereby agree to be bound by the provisions of this Section 5.7 in reporting their shares of Fund income and loss for income tax purposes.

    SECTION 5.8.        RESERVES

     Appropriate reserves may be created, accrued and charged against Net Assets and proportionately against the Capital Accounts of the Investors for contingent liabilities, if any, as of the date any such contingent liability becomes known to the Adviser or the Board of Directors, such reserves to be in the amounts which the Board of Directors, in its sole discretion, deem necessary or appropriate. The Board of Directors or the Adviser may increase or reduce any such reserves from time to time by such amounts, as the Board or the Adviser, each in its sole discretion, deems necessary or appropriate. The amount of any such reserve, or any increase or decrease therein, shall be proportionately charged or credited, as appropriate, to the Capital Accounts of those parties who are Investors at the time when such reserve is created, increased or decreased, as the case may be.

    SECTION 5.9.        ALLOCATION OF ORGANIZATIONAL EXPENSES

     Organizational Expenses shall be allocated among and debited against the Capital Accounts of the Investors as of the last day of the Fiscal Period in which such expenses were incurred by the Fund in proportion to their respective Capital Account balances as of the first day of such Fiscal Period.

    SECTION 5.10.       DISTRIBUTIONS

     The Fund shall (i) when authorized by the Board of Directors in its sole discretion make distributions in cash or in kind at any time to all of the Investors on a pro rata basis in accordance with each Investor's Capital Account balance at such time, (ii) in accordance with the terms of any agreement with a Seed Member, or when otherwise authorized by the Board of Directors in its sole discretion, after giving effect to all allocations (including the Incentive Allocation) to be made with respect to the distributed portion of the Seed Member's Capital Account as of the distribution date, make distributions to a Seed Member in cash (to the extent cash is available for such distribution) until such time as such Seed Member's Capital Account is reduced to zero dollars, (iii) in accordance with the terms of any agreement between the Fund and any Special Member, make distributions in cash (to the extent cash is available for such distribution) or in kind (to the extent cash is not available for such distribution) at any time to one or more Special Members promptly following an allocation to such Special Member's Special Advisory Account and (iv) if an Adviser or Subadviser that is a Special Member shall for any reason cease to serve as Adviser or Subadviser, as the case may be, make a complete distribution to such Special Member of the balance of such Special Member's Special Advisory Account as soon as reasonably practicable following such cessation of service. Notwithstanding the foregoing or any other provision contained in this Agreement, the Fund, and the Board of Directors on behalf of the Fund, shall not be required to make a distribution to an Investor in respect of its Interest if such distribution would violate the Delaware Act or other applicable law.

                      ARTICLE 6 - TRANSFERS AND REPURCHASES

    SECTION 6.1.        TRANSFER OF INTERESTS OF INVESTORS

     (a) An Interest or portion thereof may be Transferred only (i) by operation of law resulting from an Investor's death, disability, dissolution, bankruptcy or incompetence or (ii) with the written consent of the Adviser, which consent may be withheld in its sole discretion and shall not be subject to challenge by any potential assignor or assignee. Notwithstanding the foregoing, no Interest or portion thereof to which any Special Advisory Account relates may be Transferred.

     (b) Unless the Adviser consults with its counsel and counsel confirms that the Transfer will not cause the Fund to be treated as a publicly traded partnership taxable as a corporation (which confirmation shall be obtained at the expense of the transferor), the Adviser generally may not consent to a Transfer of an Interest unless the following conditions are met: (i) the transferring Investor has been an Investor of the Fund for at least six months;
(ii) the proposed Transfer is to be made on the effective date of an offer by the Fund to repurchase Interests; and (iii) the Transfer is (a) (1) one in which the tax basis of the Interest in the hands of the transferee is expected to be determined, in whole or in part, by reference to its tax basis in the hands of the transferring Investor (e.g., gifts and contributions to family entities) and
(2) to members of the transferring Investor's immediate family (siblings, spouse, parents or children), or (b) a distribution from a qualified retirement plan or an individual retirement account.

     (c) Unless otherwise waived by the Adviser in its sole discretion, any Transfer shall be made only upon the receipt by the Fund of an Opinion of Counsel (which opinion shall be obtained at the expense of the transferor) that the Transfer will be made pursuant to an available exemption from registration under the 1933 Act and applicable state securities laws and of an executed and complete Subscription Agreement. An Investor who Transfers all or any portion of an Interest may be charged reasonable expenses, including attorneys' and accountants' fees, incurred by the Fund in connection with the Transfer.

     (d) Any transferee acquiring an Interest by operation of law as a result of the death, disability, dissolution, bankruptcy or incompetence of an Investor or otherwise will be entitled to the allocations and distributions allocable to the Interest so acquired, to Transfer all or any portion of an Interest in accordance with the terms of this Agreement and to tender all or any portion of an Interest for repurchase by the Fund, but will not be entitled to the other rights of an Investor unless and until the transferee becomes a substituted Investor of the Fund. If an Investor Transfers its Interest with the approval of the Adviser, the Fund will take all necessary actions so that each transferee or successor to whom the Interest is Transferred is admitted to the Fund as an Investor.

     (e) In subscribing for an Interest, an Investor agrees to indemnify and hold harmless the Fund, the Board of Directors, the Adviser, the Subadviser, each other Investor and their affiliates against all losses, claims, damages, liabilities, costs and expenses (including legal or other expenses incurred in investigating or defending against any losses, claims, damages, liabilities, costs and expenses or any judgments, fines and amounts paid in settlement), joint or several, to which those persons may become subject by reason of or arising from any Transfer made by that Investor in violation of these provisions or any misrepresentation made by that Investor in connection with any Transfer.

    SECTION 6.2.        WITHDRAWAL AND EXPULSION OF INVESTORS

     (a) Except as provided below, an Investor may not withdraw from the Fund (whether voluntarily, by operation of law or otherwise) prior to the dissolution and winding up of the Fund except in connection with a transfer of its Interest and substitution of another Person as Investor, or repurchase of such Investor's Interest, pursuant to, and in compliance with, the provisions of Article 6 of this Agreement.

     (b) A Special Member shall be deemed to have withdrawn from the Fund immediately after it ceases to serve as Adviser or Subadviser, as the case may be, whether by reason of the expiration or termination of the relevant advisory or subadvisory agreement or otherwise.

     (c) An Investor may be expelled as an Investor by the Board of Directors in connection with a repurchase of such Investor's entire Interest pursuant to
Section 6.3(c).

     (d) After the Fund commences operations, an Investor, other than a Special Member, shall be deemed to have withdrawn from the Fund at such time as such Investor's Capital Account balance is reduced to zero dollars.

    SECTION 6.3.        REPURCHASE OF INTERESTS

     (a) Except as otherwise provided in this Agreement, no Investor or other person holding an Interest or portion thereof shall have the right to withdraw, require redemption of such Interest or tender to the Fund for repurchase that Interest or portion thereof; PROVIDED, HOWEVER, that a Special Member or Seed Member may receive distributions as provided in Section 5.10. Any repurchases of Interests or portions thereof will be made pursuant to written tenders and at times and on terms and conditions as the Board of Directors may determine in its sole discretion.

     (b) The Board of Directors may cause the Fund to repurchase an Interest or portion thereof of an Investor or any person acquiring an Interest or portion thereof from or through an

Investor without consent or other action by the Investor or other person, or cause an Investor to sell all or a portion of its Interest to another Investor, at the most recently calculated net asset valuation of such Investor's Available Capital Account Balance, for any reason deemed advisable by the Board of Directors, including but not limited to situations in which:

          (i). such an Interest or portion thereof has been transferred in violation of Section 6.1 hereof, or such an Interest or portion thereof has vested in any person other than by operation of law as the result of the death, disability, dissolution, bankruptcy or incompetence of an Investor;

          (ii). ownership of the Interest or portion of the Interest by an Investor or other person is likely to cause the Fund to be in violation of, or require registration of all or any portion of any Interest under, or subject the Fund to additional registration or regulation under, the securities, commodities or other laws of the United States or any other relevant jurisdiction, or may subject the Fund or any Investor to an undue risk of adverse tax (such as the Fund no longer being taxed as a partnership rather than an association taxable as a corporation) or other fiscal or regulatory consequences;

          (iii). continued ownership of the Interest or portion of it by the Investor or other person may be harmful or injurious to the business of the Fund, the Board of Directors, the Adviser or Subadviser;

          (iv). any of the representations and warranties made by an Investor in connection with the acquisition of an Interest or portion of an Interest was not true when made or has ceased to be true; or

          (v). the value of an Investor's Interest is less than an amount that the Board of Directors determines to be a minimum investment in the Fund, or more than an amount that the Board determines to be a maximum investment in the Fund.

     (c) Repurchases of Interests or portions thereof by the Fund shall be payable in such time and such manner as the Board of Directors in its discretion shall determine. Payment of the purchase price for an Interest or portion thereof may consist of: (i) cash or a promissory note, which need not bear interest, in an amount equal to such percentage, as may be determined by the Board of Directors, of the estimated unaudited net asset value of the Interest (or portion thereof) repurchased by the Fund determined as of the date of such repurchase (the "INITIAL PAYMENT"); and, if determined to be appropriate by the Board of Directors or if the Initial Payment is less than 100% of the estimated unaudited net asset value of the repurchased Interest, (ii) a contingent payment in cash or a promissory note, which need not bear interest, equal to the excess, if any, of (x) the net asset value of the Interest (or portion thereof) repurchased by the Fund as of the date of such repurchase, as subsequently determined (which determination may but need not be based on the audited financial statements of the Fund for the Fiscal Year in which such repurchase was effective), over (y) the Initial Payment. Notwithstanding anything to the contrary, the Fund, in the discretion of the Board of Directors, may pay all or any portion of the repurchase price in Securities (or any combination of Securities and cash) of equivalent value. All such repurchases shall be subject to any and all conditions as the Board of Directors may impose and shall be effective as of a date set by the Board of Directors, which date shall be after the date set for receipt by the Fund of all eligible written tenders of Interests or portions thereof. The amount due to any Investor whose Interest or portion thereof is repurchased shall be equal to the value of such Investor's Capital Account or portion thereof as applicable as of the effective date of repurchase, after giving effect to all allocations to be made to such Investor's Capital Account as of such date, including the Incentive Allocation.

    SECTION 6.4.        CONVERSION TO OPEN-END MANAGEMENT INVESTMENT COMPANY

     Notwithstanding any other provisions in this Agreement or the Bylaws, the conversion of the Fund from a "closed-end company" to an "open-end company," as those terms are defined in Sections 5(a)(2) and 5(a)(1), respectively, of the 1940 Act, together with any necessary amendments to this Agreement to permit such a conversion, shall require the affirmative vote or consent of Investors whose Capital Account balances represent in the aggregate at least two-thirds of the total balance of all Capital Accounts (exclusive of those of the Special Members) entitled to vote on the matter, unless a majority of the Board of Directors and seventy-five percent (75%) of the Directors who are not "interested persons" of the Fund, as such term is defined in the 1940 Act, approve such conversion and related actions. In the event of such approval by the Board of Directors as referred to in the preceding sentence, the 1940 Act shall govern whether and to what extent a vote or consent of Investors shall be required to approve such conversion and related actions. Any requirement for an affirmative vote or consent under this Section 6.4 shall be in addition to any requirement for a vote or consent of the Investors pursuant to applicable law or any agreement between the Fund and any national securities exchange.

                  ARTICLE 7 - TERM AND DISSOLUTION OF THE FUND

    SECTION 7.1.        TERM

     Except as otherwise provided in this SECTION 7.1, the Fund shall have perpetual existence. The Fund shall be dissolved upon the happening of: (i) the written determination of the Board of Directors to dissolve the Fund; (ii) the entry of a decree of judicial dissolution under Section 18-802 of the Delaware Act; or (iii) a vote of a "majority of the outstanding voting securities" of the Fund, as such term is defined in the 1940 Act, at a meeting called by the Board of Directors pursuant to the following sentence. The Board of Directors will call a meeting of Investors for the purpose of determining whether the Fund should be dissolved in the event that the Fund does not at least once during any 24-month period beginning after January 1, 2004 repurchase any of the Interests tendered in accordance with the procedures determined by the Board of Directors from time to time.

    SECTION 7.2.        EVENTS NOT CAUSING DISSOLUTION

     The withdrawal, resignation, expulsion, death, insanity, incompetency, bankruptcy, insolvency, dissolution or liquidation of, or the making of an assignment for the benefit of creditors by, or any other act or circumstance with respect to an Investor (including the occurrence of any of the events described in Section 18-304 of the Delaware Act) shall not cause the dissolution of the Fund; the Investors shall not otherwise have the right to cause a dissolution of the Fund (except as set forth in Section 7.1); and the Fund shall continue until dissolved pursuant to SECTION 7.1 hereof.

                       ARTICLE 8 - LIQUIDATION OF THE FUND

     On dissolution of the Fund, the Board of Directors shall have full power and authority to liquidate and distribute (in cash or in kind) the net assets of the Fund to the Investors in accordance with SECTION 5.10. Any such distribution shall be made solely from the Fund's assets. Each Investor shall be furnished with a statement which shall set forth the assets and liabilities of the Fund as at the date of complete liquidation, and each Investor's share thereof. Following the distribution of the Fund's assets, the Investors shall cease to be such, and a certificate of cancellation for the Fund shall be filed with the State of Delaware.

                 ARTICLE 9 - ACCOUNTING AND REPORTING PROVISIONS

    SECTION 9.1.        BOOKS AND ACCOUNTS

     Consistent with the requirements of applicable law, complete and accurate books and accounts shall be kept and maintained for the Fund at its principal place of business or at such other place as the Board of Directors may determine in its sole discretion. Such books and accounts shall be kept on the accrual basis method of accounting in accordance with generally accepted accounting principles and shall include separate accounts for each Investor.

    SECTION 9.2.        TAX ELECTIONS

     Any election required or permitted to be made by the Fund under the Code is permitted to be made by the Adviser, to the extent permitted by Section 10.11, in its sole discretion. The Adviser is further permitted to make any tax election (including a "check-the-box" election for a prior period pursuant to Section 7701 of the Code, even if one or more Persons who was an Investor during any portion of such prior period is not an Investor as of the date of such election) with respect to the Fund on behalf of an Investor or a former Investor. Each Investor hereby consents to any such election.

    SECTION 9.3.        TAX MATTERS PARTNER

     The tax matters partner, as defined in Section 6231 of the Code, of the Fund shall be any Investor or such other Person as designated by the Board of Directors (the "TAX MATTERS PARTNER"). All expenses incurred by the Tax Matters Partner in connection with the Fund shall be borne by the Fund. Any Person who serves as Tax Matters Partner shall not be liable to the Fund or any Investor thereof for any action it takes or fails to take as Tax Matters Partner with respect to any administrative or judicial proceeding involving "partnership items" (as defined in Section 6231 of the Code) of the Fund, unless such action or failure to act constitutes willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such office. The Fund (but not the Investors themselves) shall indemnify the Tax Matters Partner as provided in Section 3.4 to the same extent as if the Tax Matters Partner were a Covered Person.

    SECTION 9.4.        VALUATION OF ASSETS

     (a) Except as may be required by the 1940 Act, the Board of Directors shall value or have valued any Securities held by the Fund or other assets and liabilities of the Fund as of the close of business on the last day of each Fiscal Period (and as of any other date determined by the Board) in accordance with such valuation procedures as shall be established from time to time by the Board of Directors and which conform to the requirements of the 1940 Act.

     (b) The value of Securities held by the Fund and other assets and liabilities of the Fund determined pursuant to this Section 9.4 shall be conclusive and binding on all of the Investors and all parties claiming through or under them.

                      ARTICLE 10 - MISCELLANEOUS PROVISIONS

    SECTION 10.1.       PRINCIPAL PLACE OF BUSINESS; REGISTERED AGENT AND OFFICE

     The principal business office of the Fund shall be 100 Federal Street,
Attn: Columbia Management Company, Boston, Massachusetts 02110, or such other place as the Board of Directors may designate from time to time. The Fund may also maintain additional offices at such place or places as the Board of Directors may designate from time to time. The Fund's registered agent and office in Delaware shall be The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801. At any time, the Board of Directors may designate another registered agent and/or registered office in Delaware.

    SECTION 10.2.       FORCE MAJEURE

     Whenever any act or thing is required of the Fund, the Board of Directors or the Adviser hereunder to be done within any specified period of time, the Fund, the Directors or the Adviser, as applicable, shall be entitled to such additional period of time to do such act or thing as shall equal any period of delay resulting from causes beyond the reasonable control of the Fund, the Directors or the Adviser, including, without limitation, bank holidays, actions of governmental agencies and financial crises of a nature materially affecting the purchase and sale of Securities; provided, that this provision shall not have the effect of relieving the Fund, the Directors or the Adviser from the obligation to perform any such act or thing.

    SECTION 10.3.       APPLICABLE LAW

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, and all rights and remedies shall be governed by such laws without regard to principles of conflict of laws.

    SECTION 10.4.       WAIVERS

     No waiver of the provisions hereof shall be valid unless in writing and signed by the party to be bound and then only to the extent therein set forth. Except as specifically herein provided, no failure or delay by any party in exercising any right or remedy hereunder shall operate as a waiver thereof, and a waiver of a particular right or remedy on one occasion shall not be deemed a waiver of any other right or remedy or a waiver on any subsequent occasion.

    SECTION 10.5.       CONSTRUCTION

     (a) The captions used herein are intended for convenience of reference only, and shall not modify or affect in any manner the meaning or interpretation of any of the provisions of this Agreement.

     (b) As used herein, the singular shall include the plural, the masculine and feminine shall include the neuter, and the neuter gender shall include the masculine and feminine, unless the context otherwise requires.

     (c) The words "hereof," "herein" and "hereunder," and words of similar import, when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

    SECTION 10.6.       AMENDMENTS

     This Agreement may be amended at any time by an instrument in writing signed by a majority of the then Directors, when authorized to do so by a vote of a "majority of the outstanding voting securities" of the Fund, as such term is defined in the 1940 Act, except that amendments having the purpose of changing the name of the Fund, supplying any omission, curing any ambiguity or curing, correcting or supplementing any defective or inconsistent provision contained herein or ensuring compliance with applicable laws or regulations or making changes necessary or advisable under applicable tax laws or regulations shall not require any authorization by vote of the Investors.

    SECTION 10.7.       EXECUTION

     This Agreement may be executed in any number of counterparts, and all such counterparts together shall constitute one agreement binding on all the Investors.

    SECTION 10.8.       BINDING EFFECT

     This Agreement shall be binding upon and shall inure to the benefit of the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto; provided that this provision shall not be construed to permit any assignment or transfer which is otherwise prohibited hereby.

    SECTION 10.9.       SEVERABILITY

     If any one or more of the provisions contained in this Agreement, or any application thereof, shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and all other applications thereof shall not in any way be affected or impaired thereby.

    SECTION 10.10.      CONFIDENTIAL INFORMATION

     Each Investor shall not, and shall use reasonable efforts to ensure that every person connected with or associated with each such Investor (including attorneys, accountants and other advisors) shall not, disclose to any person, firm or corporation (other than such Investor's attorneys, accountants and other advisors for the purpose of monitoring or administering such Investor's investment in the Fund, PROVIDED that such attorneys, accountants and other advisors shall be required by such Investor to observe the provisions of this Section 10.10 with respect to such confidential information) or use to the detriment of the Fund or any of the Investors any confidential information concerning the affairs of the Fund, unless required to do so by any applicable law or to comply with applicable regulatory requirements or guidelines, PROVIDED that such Investor provides the Fund with prior notice sufficient to afford the Fund an opportunity to contest such disclosure or use in any applicable judicial or administrative forum. Confidential information concerning the Fund shall be construed broadly and shall include, without limitation, information relating to direct or indirect investments made by the Fund, financial reports by the Fund, correspondence of the Fund with Investors and information communicated to the Fund by investment vehicles in which the Fund has an interest. Each Investor agrees that monetary damage would not be a sufficient remedy for breach of this Section 10.10 by such Investor, and that in addition to any other remedies available to the Fund in respect of such breach, the Fund shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach.

    SECTION 10.11.      POWER OF ATTORNEY

     Each Investor, by its execution hereof, hereby irrevocably makes, constitutes and appoints each of the Fund's Directors and officers and the Adviser as such Investor's true and lawful agent and attorney-in-fact, with full power of substitution and full power and authority in its name, place and stead, acting singly, to make, execute, sign, acknowledge, swear to, record and file:
(i) the Certificate of Formation of the Fund and all amendments thereto required by law or permitted by law and the provisions of this Agreement; (ii) all certificates required or desirable in connection with distributions by the Fund to the Investors and other certificates and instruments deemed advisable by any Director or officer of the Fund or the Adviser to carry out the provisions of this Agreement and any applicable law; (iii) all instruments that any Director or officer of the Fund or the Adviser deems appropriate to reflect an amendment, change or modification of this Agreement in accordance with this Agreement, including, without limitation, the admission of additional Investors or the substitution of assignees as Investors pursuant to the provisions of this Agreement; (iv) all conveyances and other instruments or papers deemed advisable by the Board of Directors, including, without limitation, those to effect a termination of the Fund and those to effect a permitted Transfer of all or a part of such Investor's Interest, or a repurchase of all or part of such Investor's Interest pursuant to Section 6.3; (v) all other instruments, documents or papers which may be required or permitted by law to be filed on behalf of the Board of Directors or the Fund and which are of a ministerial or administrative nature; and (vi) any election described in Section 9.2.

                           [INTENTIONALLY LEFT BLANK]

               COLUMBIA MANAGEMENT MULTI-STRATEGY HEDGE FUND, LLC

                               OPERATING AGREEMENT

                             INVESTOR SIGNATURE PAGE

     The undersigned, desiring to become an Investor of Columbia Management Multi-Strategy Hedge Fund, LLC, a Delaware limited liability company (the "FUND"), hereby becomes a party to the Operating Agreement of the Fund. The undersigned hereby agrees to all the provisions of said Operating Agreement, and agrees that this signature page may be attached to any counterpart copy of said Operating Agreement.

Name(s) of Investor(s): __________________________________________

                        __________________________________________

                        __________________________________________

                        __________________________________________


----------------------------------------  --------------------------------------
Signature of Investor or Authorized       Signature of Investor or Authorized
 Person                                    Person


----------------------------------------  --------------------------------------
Name of Signatory (please print)          Name of Signatory (please print)


----------------------------------------  --------------------------------------
Title of Authorized Person                Title of Authorized Person
 (please print)                            (please print)


----------------------------------------  --------------------------------------
Signature of Investor or Authorized       Signature of Investor or Authorized
 Person                                    Person


----------------------------------------  --------------------------------------
Name of Signatory (please print)          Name of Signatory (please print)


----------------------------------------  --------------------------------------
Title of Authorized Person                Title of Authorized Person
 (please print)                            (please print)

Dated:
      -------------

                            [INVESTOR SIGNATURE PAGE]

                                   APPENDIX A

                                   DEFINITIONS

     "1933 ACT" shall mean the Securities Act of 1933, as amended.

     "1940 ACT" shall mean the Investment Company Act of 1940, as amended.

     "ADVISER" shall mean the Person or Persons selected from time to time by the Board of Directors to provide investment advisory or investment management services pursuant to an investment management agreement and which shall initially be Columbia Management.

     "AFFILIATE" shall mean, with respect to any Person, a Person controlling, controlled by or under common control with such Person. For this purpose, "control" shall have the definition given in the 1940 Act.

     "AGREEMENT" shall be as defined in the preamble hereof.

     "ALLOCATION RATIO" shall mean, with respect to an Investor from which the Fund is repurchasing less than all of the Investor's Interest, the ratio of the cash to be received by the Investor upon the repurchase over the Investor's Available Capital Account Balance as of such repurchase date, and with respect to a Seed Member, the ratio of the amount distributed by the Fund to the Seed Investor over the Seed Investor's Capital Account balance on the distribution date prior to reduction for any Incentive Allocation as of such date.

     "AVAILABLE CAPITAL ACCOUNT BALANCE" shall mean an Investor's Capital Account balance on a particular date, reduced by the Incentive Allocation, if any, that would be due if such date were the end of an Incentive Period.

     "BOARD OF DIRECTORS" shall be as defined in SECTION 3.1.

     "BUSINESS DAY" shall mean a day on which Fleet National Bank is open for business.

     "BYLAWS" shall mean the Bylaws of the Fund, as adopted by the Board of Directors and as from time to time in effect.

     "CAPITAL ACCOUNT" shall mean, as to each Investor, the capital account maintained on the books of the Fund for such Investor.

     "CAPITAL CONTRIBUTION" shall mean, as to each Investor as of the time of determination, the sum of the Investor's initial capital contribution to the Fund pursuant to SECTION 5.1 and further amounts contributed to the Fund by the Investor. In no event shall the Capital Contribution of an Investor include any cash paid or contributed to the Fund denominated in this Agreement or otherwise as fees, expenses, interest or penalties, regardless of the treatment of such amounts for federal income tax purposes.

     "CERTIFICATE OF FORMATION" shall mean the certificate of formation and any and all amendments and corrections thereto and restatements thereof filed on behalf of the Fund with the Office of the Secretary of State of Delaware pursuant to the Delaware Act.

     "CLOSING DATE" shall mean the first date on which Persons are admitted as Investors of the Fund, which date shall be determined by the Adviser in its sole discretion.

     "CODE" shall mean the United States Internal Revenue Code of 1986, as from time to time amended, and any successor thereto.

     "COLUMBIA MANAGEMENT" shall be as defined in SECTION 3.3.

     "COMMISSION" shall mean the United States Securities and Exchange Commission or any successor thereto.

     "COVERED PERSON" shall be as defined in SECTION 3.5.

     "DELAWARE ACT" shall mean the Delaware Limited Liability Company Act, 6 DEL.C. Section 18-101, et seq., as amended from time to time, and any legislative enactment which may replace or supersede such Act.

     "DIRECTOR" shall be as defined in SECTION 3.1.

     "ESTIMATED VALUE" shall mean, in reference to an Investor's Interest in the Fund as of a particular time, the amount distributable to the Investor upon a hypothetical sale of all Securities then owned by the Fund at prices equal to the most recent valuation of such Securities and a distribution of the proceeds pursuant to ARTICLE 8.

     "FISCAL PERIOD" shall mean the period commencing on the Closing Date, and thereafter each period commencing on the day immediately following the last day of the preceding Fiscal Period and ending on the first to occur of: (1) the next occurring last business day of a calendar month; (2) the day preceding the next occurring day on which a Capital Contribution is made to the Fund pursuant to
SECTION 5.1; (3) the next occurring day on which the Fund repurchases any Interest or portion of an Interest of an Investor; (4) the dissolution of the Fund; or (5) any such other date as determined by the Adviser.

     "FISCAL YEAR" shall be as defined in SECTION 2.4.

     "FUND" shall be as defined in the preamble hereof.

     "FUND EXPENSES" shall mean all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Fund, or in connection with the management thereof, including, but not limited to, the Directors' compensation and such expenses and charges for the services of the Fund's officers, employees, any investment adviser of the Fund, any Director, principal underwriter, auditor, counsel, custodian, transfer agent, shareholder servicing agent and such other agents or independent contractors and such other expenses and charges (including Organizational Expenses) as the Board of Directors may deem necessary or proper to incur.

     "HURDLE RATE AMOUNT" shall mean, with respect to each Investor's Capital Account balance, the return that would result if such balance as of the beginning of an Incentive Period (after giving effect to any repurchases and allocations for the preceding Incentive Period and Capital Contributions as of such date) earned the Hurdle Rate Return for that Incentive Period. The Hurdle Rate Amount is not cumulative from Incentive Period to Incentive Period. If an Investor makes an additional Capital Contribution effective other than at the beginning of an Incentive Period, the Hurdle Rate Amount shall be increased by the return that would result if such additional Capital Contribution would have earned the applicable Hurdle Rate Return for the remainder of the relevant Incentive Period.

     "HURDLE RATE RETURN" shall mean the one-year U.S. Treasury rate, re-determined as of the beginning of each calendar quarter.

     "INCENTIVE ALLOCATION" shall be as defined in SECTION 5.5.

     "INCENTIVE PERIOD" shall mean, with respect to each Investor's Interest, the period commencing on the Closing Date, and thereafter each period commencing on the day immediately following the last day of the preceding Incentive Period and ending on the first to occur of: (i) the next occurring last business day of a calendar year; (ii) the next repurchase of all or any portion of such Investor's Interest or, in the case of a Seed Member, the next date upon which the Fund makes a distribution to such Seed Member; (iii) the withdrawal of a Special Member in connection with such Special Member's ceasing to serve as Adviser or Subadviser, as appropriate; or (iv) the dissolution of the Fund.

     "INITIAL PAYMENT" shall be as defined in SECTION 6.3(d).

     "INTEREST" means the entire ownership interest in the Fund (except as set forth in Section 5.5(d)) at any particular time of an Investor, or other person to whom an Interest or portion thereof has been Transferred pursuant to Section
6.1 hereof, including the rights and obligations of such Investor or other person under this Agreement and the Delaware Act.

     "INVESTOR" shall mean any Person who holds an interest in the Fund as a "member," within the meaning of the Delaware Act. As used in this Agreement, the term "Investor" shall include any Person designated as a "Seed Member" or "Special Member" herein.

     "LOSS CARRYFORWARD" shall be as defined in SECTION 5.5.

     "MAJORITY VOTE OF INVESTORS" shall mean a vote or consent by all Investors voting as a single class representing a majority of the combined Capital Account balances of all the Investors (exclusive of the Special Members).

     "NET ASSETS" shall mean the total value of all assets of the Fund, less an amount equal to all accrued debts, liabilities and obligations of the Fund.

     "NET PROFIT" OR "NET LOSS" shall mean, for a Fiscal Period, the amount by which the Net Assets as of the close of business on the last day of such Fiscal Period (determined after giving effect to all fees and expenses, including accrued and unpaid management fees, but before giving effect to any Incentive Allocation, distributions and repurchases on such date) exceed (in the case of Net Profit) or are less than (in the case of Net Loss) the Net Assets as of the commencement of the same Fiscal Period (determined after giving effect to any distributions or repurchases for the preceding Fiscal Period and Capital Contributions for the current Fiscal Period) or, with respect to the initial Fiscal Period of the Fund, at the close of business on the Closing Date, such amount to be adjusted to exclude any items to be allocated among the Capital Accounts of Investors on a basis which is not in accordance with their proportionate opening Capital Account balances for such Fiscal Period.

     "OPINION OF COUNSEL" shall mean an opinion in writing and in form and substance reasonably satisfactory to the Adviser, signed by legal counsel either chosen by the Adviser or, if chosen by an Investor, reasonably satisfactory to the Adviser.

     "ORGANIZATIONAL EXPENSES" shall mean expenses incurred by the Fund in connection with its formation, its initial registration as a closed-end investment company under the 1940 Act with the Commission and the initial offering of Interests.

     "PERSON" shall include a corporation, limited liability company, association, joint venture, partnership, trust or individual.

     "SECURITY" means any "security" (as that term is defined in Section 2(a)(36) of the 1940 Act), any contracts for forward or future delivery of any such security, any currency or any commodity, all manner of derivative instruments and any contracts based on any index or group of securities, currencies or commodities, and any options on any of the foregoing.

     "SEED MEMBER" means any Person or Persons designated to be a Seed Member by the Board of Directors (or its designated agent) or the Adviser.

     "SPECIAL ADVISORY ACCOUNT" shall be as defined in SECTION 5.3.

     "SPECIAL MEMBER" shall mean any Adviser and any Subadviser all or a portion of whose compensation from the Fund shall be satisfied by means of an Interest in the Fund or any successor thereto.

     "SUBADVISER" shall mean any Person or Persons who from time to time shall have contracted with an Adviser to provide investment advisory or investment management services to the Fund pursuant to an investment subadvisory agreement.

     "SUBSCRIPTION AGREEMENT" shall mean, as to each Investor, the Subscription Agreement delivered by such Investor and accepted by the Board of Directors (or its designated agent) pursuant to which the Investor subscribed for an Interest in the Fund.

     "TAX MATTERS PARTNER" shall be as defined in SECTION 9.3.

     "TRANSFER" shall mean the assignment, transfer, sale, mortgage, encumbrance, pledge, conveyance or other disposition of all or any portion of an Interest, including any right to receive any allocations and distributions attributable to an Interest.

     "TREASURY REGULATIONS" shall mean the federal income tax and procedure and administration regulations as promulgated by the U.S. Treasury Department, as in effect from time to time.